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                                                                 Exhibit (r)(ii)

                     General American Life Insurance Company

                                Power of Attorney

                                 James J. Reilly
                                 Vice President

     KNOW ALL MEN BY THESE PRESENTS, that I, a Vice President of General American Life Insurance Company, a Missouri company, do hereby appoint Michele
H. Abate, John E. Connolly, Jr., Gina C. Sandonato and Marie C. Swift, and each of them severally, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, in connection with:

-    General American Separate Account Two (File No. 002-39272),

- General American Separate Account Eleven (VUL 100 File No. 033-84104, Variable General Select Plus and Russell Select File No. 033-48550, VUL 95 File No. 033-10146, Joint and Last Survivor File No. 333-53673, Executive Benefit File No. 333-64216, Destiny File No. 333-83625, VUL 98/00 File No. 333-53477, American Vision Series VUL 2002 File No. 333-73672),

-    General American Separate Account Twenty-Eight (File No. 033-54772),

-    General American Separate Account Twenty-Nine (File No. 033-54774),

or any other separate accounts for variable contracts of said Company created in the future, and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary or appropriate in order to effectuate the same, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder with or without the others.

     IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of June, 2007.


                                        /s/ James J. Reilly
                                        ----------------------------------------
                                        James J. Reilly